UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2017

GLOBAL BRASS AND COPPER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 N. Martingale Road Suite 1050 Schaumburg, IL	60173
(Address of principal executive offices)	(Zip Code)
(847) 240-4700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 20, 2017, Global Brass and Copper Holdings, Inc. announced the promotion of Dale R. Taylor to become the President of GBC Metals, LLC (d/b/a Olin Brass), effective April 3, 2017. He will replace William G. Toler, President, of GBC Metals, LLC (d/b/a Olin Brass), who previously held this role. A copy of the press release announcing the promotion of Mr. Taylor is attached hereto as Exhibit 99.1.

Mr. Taylor served as the Vice President of Manufacturing for Olin Brass. Mr. Taylor had also served as the first Vice President of Supply Chain Planning during which time he integrated sales and operational planning systems for Olin Brass. Prior to this role Mr. Taylor had held management positions of increasing responsibility with Olin Brass and Olin Corporation. Mr. Taylor holds a Bachelor of Science degree in engineering management from the University of Missouri-Rolla, and he completed the General Management Program at Harvard Business School in 2013.
On March 20, 2017, Global Brass and Copper Holdings, Inc. announced that, effective April 3, 2017, William G. Toler will be assuming the role of Executive Vice President, Strategic Planning and Development of Global Brass and Copper Holdings, Inc. A copy of the press release announcing the promotion of Mr. Toler is attached hereto as Exhibit 99.1.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release issued March 20, 2017, announcing Mr. Taylor’s promotion and Mr. Toler’s appointment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

By:	/s/ Christopher J. Kodosky
Name: Christopher J. Kodosky
Title: Chief Financial Officer
Date: March 22, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release issued March 20, 2017, announcing Mr. Taylor’s promotion and Mr. Toler’s appointment.